Exhibit 99.8

LETTER OF INSTRUCTION

January 6, 2012

Dear shareholder of Mindesta Inc.:

This Letter of Instruction is sent to you in connection with the special dividend-in-kind declared by Mindesta Inc. (“Mindesta”) by which it will distribute to its shareholders one common share (a “Northern Share”) of Northern Graphite Corporation (“Northern”) for every share of Mindesta held (the “Distribution”). The Distribution will be paid and the Northern Shares will be distributed on or about January 25, 2012 to registered shareholders of Mindesta as at the Distribution record date of January 5, 2012.

If you are a registered shareholder of Mindesta, in order to receive the Northern Share certificate pursuant to the Distribution, you must properly complete this Letter of Instruction, providing all of the information requested in the boxes below, and deliver the completed Letter of Instruction to Mindesta’s transfer agent, Heritage Transfer Agency Inc. (the “Transfer Agent”) in person, by mail, facsimile or courier at:

4 King Street West, Suite 1320

  Toronto, Ontario M5H 1B6

  Facsimile: (416) 864-0175

Beneficial owners of Northern Shares should contact their investment dealer, stock broker, financial institution or other nominee who hold their Northern Shares to obtain information and provide instructions with respect to the Distribution.

Following the distribution date for the Distribution and the receipt of properly completed Letters of Instruction, the Transfer Agent will send share certificates representing the Northern Shares to entitled shareholders. Unless otherwise directed in the Letter of Instruction, share certificates representing Northern Shares will be issued in the names of registered Mindesta shareholders. In addition, unless the Transfer Agent is instructed to hold certificates representing Northern Shares for pick-up by checking the appropriate box in the Letter of Instruction, share certificates will be forwarded by first class insured mail to the addresses specified in the Letter of Instruction. If no such address is specified, certificates representing Northern Shares will be sent to addresses listed on the Mindesta securities registers maintained by the Transfer Agent.

Northern is a reporting issuer in certain provinces of Canada and the Northern Shares are listed for trading on the TSX Venture Exchange under the symbol “NGC”. The Northern Shares are also listed for trading on the OTCQX International tier of the U.S. Over-the-Counter marketplace under the symbol “NGPHF”. Additional information on Northern can be found under Northern’s profile on SEDAR at www.sedar.com and on Northern’s website at www.northerngraphite.com.

The Northern Shares to be distributed to Mindesta shareholders pursuant to the Distribution have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws and may not be offered or sold within the United States unless registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration is available.

Mindesta shareholders should be aware that the receipt of Northern Shares by them pursuant to the Distribution may have tax consequences to them. See the accompanying Information Statement for more information. Appropriate tax reporting forms will be provided by Mindesta to its shareholders in due course in accordance with applicable laws. In order to facilitate this tax reporting by Mindesta, shareholders must provide their Tax Identification, Social Insurance or Social Security Number as requested in the boxes below. Mindesta shareholders are advised to consult their own tax advisors.

SHAREHOLDER INFORMATION AND INSTRUCTIONS

(Please Print or Type)

BOX A	BOX B
SHAREHOLDER INFORMATION	REGISTRATION INSTRUCTIONS

REGISTER NORTHERN SHARES AS FOLLOWS:

☐ Same as address in Box “A” or to:

(Name of Registered Shareholder)	(Name)

(Street Address and Number)	(Street Address and Number)

(City and Province or State)	(City and Province or State)

(Country and Postal (Zip) Code)	(Country and Postal (Zip) Code)

(Telephone – Business Hours)	(Telephone – Business Hours)

(E-mail)	(E-mail)

(Tax Identification, Social Insurance or Social Security Number)	(Tax Identification, Social Insurance or Social Security Number)

BOX C	BOX D
DELIVERY INSTRUCTIONS	SPECIAL PICK-UP INSTRUCTIONS

SEND NORTHERN SHARES TO: (Unless Box “D” is checked) ☐ Same as address in Box “B” or to:	☐ HOLD NORTHERN SHARES FOR PICK-UP AT THE OFFICE OF THE TRANSFER AGENT LISTED IN THIS LETTER OF INSTRUCTION (Check Box if Pick-Up Desired)

(Name)

(Street Address and Number)

(City and Province or State)

(Country and Postal (Zip) Code)

(Telephone – Business Hours)

SHAREHOLDER SIGNATURE
Signature guaranteed by1	Dated: ____________________________, 20______

Authorized Signature of Guarantor	Signature of Shareholder or Authorized Representative[2]

Name of Guarantor (Please print or type)	Name of Shareholder or Authorized Representative[2]

Address of Guarantor (Please print or type)	Daytime telephone number and E-mail address of Shareholder or Authorized Representative

1.

If the certificate representing Northern Shares is to be issued or delivered to a person other than the registered holder delivering this Letter of Instruction, this Letter of Instruction must be guaranteed by an Eligible Institution (except that no guarantee is required if the signature is that of an Eligible Institution). An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

2.

The signature on this Letter of Instruction must correspond with the name of the shareholder on the Mindesta securities register maintained by the Transfer Agent. This Letter of Instruction must be completed and executed by a registered Mindesta shareholder or by such holder’s duly authorized representative. Where this Letter of Instruction is executed by a person on behalf of an executor, administrator, trustee, guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative capacity, such person should so indicate when signing, and either Mindesta or the Transfer Agent, in their sole discretion, may require additional evidence of authority or additional documentation.

If you have any questions with respect to this matter, please contact Mindesta or the Transfer Agent at the contact information set out below, or consult your investment dealer, stock broker, lawyer, accountant, financial institution or other professional advisor.

Mindesta Inc. 290 Picton Street, Suite 201 Ottawa, Ontario K1Z 8P8 Attention: Gregory Bowes, Chief Executive Officer Telephone: (613) 241-9959 E-mail: gbowes@northerngraphite.com	Heritage Transfer Agency Inc. 4 King Street West, Suite 1320 Toronto, Ontario M5H 1B6 Attention: Ron Haller Telephone: (416-364-9509) E-mail: heritagetransferagency@gmail.com

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